Exhibit 10.43

AMENDMENT NO. ______

TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is made as of March 19, 2008, by and between El Pollo Loco, Inc. (the “Company”) and______________________ (the “Executive”). This Amendment amends, effective as of the date hereof, the Employment Agreement dated as of _______________________ , between the Company and the Executive.

1. The first paragraph of Exhibit A to the Employment Agreement is hereby amended to read in full as follows:

“Bonuses for any calendar year will be established by reference to budgeted “EBITDA” for such calendar year (“Budgeted EBITDA”), with EBITDA having the same definition as set forth in the Administrative Guidelines relating to the El Pollo Loco Incentive Plan for such calendar year. Budgeted EBITDA will be established by the Company’s Board of Directors (following annual plan reviews with the Company’s management) within the first three months of each calendar year during the Employment Term.”

2. Except as set forth set herein, all terms and provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment on the day and year first above written.

EL POLLO LOCO, INC.

By:
Name:
Title

[Executive]